Exhibit 99.1

Media Contact:	Investor Contact:
Bob Guenther, 203-578-2391	Terry Mangan, 203-578-2318
rguenther@websterbank.com	tmangan@websterbank.com

WEBSTER BANK COMMENCES FIXED PRICE CASH TENDER OFFER

FOR 5.875% SUBORDINATED NOTES DUE 2013

WATERBURY, Conn., January 30, 2012 – Webster Bank, National Association (the “Bank”), a wholly owned subsidiary of Webster Financial Corporation (NYSE: WBS), announced today that it has commenced a fixed price cash tender offer for any and all of its outstanding $177,480,000 in principal amount of its 5.875% Subordinated Notes due 2013 (the “Notes”) (CUSIP No. 94768NAF1).

The consideration for the Notes tendered and accepted for payment pursuant to the offer is $1,035 per $1,000 principal amount of the Notes. In addition, the Bank will pay all accrued and unpaid interest on any Notes purchased pursuant to the offer up to, but not including, the settlement date. The offer will expire at 5:00 P.M., New York City time on Monday, February 6, 2012, unless extended or earlier terminated. Tenders of the Notes may be withdrawn prior to the expiration time. To receive the consideration, holders of the Notes must validly tender their Notes prior to the expiration time. The Bank expects the settlement date to be on or about Wednesday, February 8, 2012. The Bank expects to use available cash to purchase the Notes.

Additional terms and conditions of the tender offer are set forth in the Offer to Purchase and the related Letter of Transmittal dated January 30, 2012.

This press release is neither an offer to purchase nor a solicitation to buy any of the Notes, nor is it a solicitation for acceptance of the tender offer. The Bank is making the tender offer only by, and pursuant to the terms of, the Offer to Purchase and the related Letters of Transmittal. The tender offer is not being made in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. None of the Bank or its affiliates, the Dealer Manager, the Depositary or the Information Agent is making any recommendation as to whether or not holders should tender their Notes in connection with the tender offer.

The complete terms and conditions of the tender offer are set forth in the Offer to Purchase and Letters of Transmittal that are being sent to holders of the Notes. Holders are urged to read the tender offer documents carefully when they become available. Copies of the Offer to Purchase and Letters of Transmittal may be obtained from the Information Agent for the tender offer, Global

Bondholder Services Corporation. Banks and brokers may call Global Bondholder Services Corporation collect at (212) 430-3774. All others may call Global Bondholder Services toll-free at (866) 470-4200.

Deutsche Bank Securities Inc. is the Dealer Manager for the tender offer. Questions regarding the tender offer may be directed to Deutsche Bank Securities Inc. collect at (212) 250-2955 and toll-free at (866) 627-0391.

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Forward-looking statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may,” “plans,” “estimates,” and similar references to future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Webster or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Webster’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Webster’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: (1) local, regional, national, and international economic conditions and the impact they may have on us and our customers and our assessment of that impact; (2) volatility and disruption in national and international financial markets; (3) government intervention in the U.S. financial system; (4) changes in the level of non-performing assets and charge-offs; (5) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (6) adverse conditions in the securities markets that lead to impairment in the value of securities in our investment portfolio; (7) inflation, interest rate, securities market, and monetary fluctuations; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by customers; (9) changes in consumer spending, borrowings, and savings habits; (10) technological changes; (11) the ability to increase market share and control expenses; (12) changes in the competitive environment among banks, financial holding companies, and other financial service providers; (13) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities, and insurance) with which we and our subsidiaries must comply, including those under the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act and the Basel III update to the Basel Accords that is under development; (14) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board, and other accounting standard setters; (15) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; and (16) our success at managing the risks involved in the foregoing items and (17) the other factors that are described in the annual and quarterly reports of Webster Financial Corporation, our parent financial holding company under the heading “Risk Factors.” Any forward-looking statement made by the Webster in this release speaks only as of the date on which it is made. Factors or events that could cause Webster’s actual results to differ may emerge from time to time, and it is not possible for Webster to predict all of them. Webster undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Webster

Webster Financial Corporation is the holding company for Webster Bank, N.A. With $19 billion in assets, Webster provides business and consumer banking, mortgage, financial planning, trust and investment services through 168 banking offices, 473 ATMs, telephone and mobile banking, and the Internet. Webster Bank owns the asset-based lending firm Webster Business Credit Corporation; the equipment finance firm Webster Capital Finance Corporation; and provides health savings account trustee and administrative services through HSA Bank, a division of Webster Bank. Member FDIC and equal housing lender. For more information about Webster, including past press releases and the latest annual report, visit the Webster website at www.websterbank.com.